Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman	(952) 475-7050	news@tcfbank.com	(Media)
Jason Korstange	(952) 745-2755	investor@tcfbank.com	(Investors)

TCF REPORTS QUARTERLY NET INCOME OF $73.8 MILLION
AND DILUTED EARNINGS PER SHARE OF 39 CENTS

FIRST QUARTER OBSERVATIONS

–	Revenue of $355.4 million, up 9.1 percent from the first quarter of 2017

–	Net interest income of $243.2 million, up 9.5 percent from the first quarter of 2017

–	Net interest margin of 4.59 percent, up 13 basis points from the first quarter of 2017

–	Period-end loans and leases of $19.4 billion, up 7.8 percent from March 31, 2017

–	Net charge-offs as a percentage of average loans and leases of 0.29 percent, up 18 basis points from the first quarter of 2017

–	Non-accrual loans and leases of $126.4 million, down 9.0 percent from March 31, 2017

–	Average deposits of $18.3 billion, up 7.0 percent from the first quarter of 2017

–	Efficiency ratio of 69.21 percent, improved 572 basis points from the first quarter of 2017

–	Earnings per share of 39 cents, up 14 cents from the first quarter of 2017. Impact of 2 cents per share related to the redemption of the 6.45% Series B non-cumulative perpetual preferred stock.

Summary of Financial Results						Table 1
				Change
	1Q	4Q	1Q	1Q18 vs		1Q18 vs
(Dollars in thousands, except per-share data)	2018	2017	2017	4Q17		1Q17
Net income attributable to TCF	$73,761	$101,399	$46,278	(27.3)%		59.4%
Net interest income	243,199	241,860	222,114	0.6		9.5
Diluted earnings per common share	0.39	0.57	0.25	(31.6)		56.0

Financial Ratios(1)
Return on average assets	1.33%	1.82%	0.90%	(49	)bps	43	bps
Return on average common equity	11.23	16.95	7.64	(572)		359
Return on average tangible common equity(2)	12.26	32.87	8.55	(2,061)		371
Net interest margin	4.59	4.57	4.46	2		13
Net charge-offs as a percentage of average loans and leases	0.29	0.38	0.11	(9)		18

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (April 23, 2018) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCF) today reported net income of $73.8 million for the first quarter of 2018, compared with $46.3 million for the first quarter of 2017 and $101.4 million for the fourth quarter of 2017. Diluted earnings per common share was 39 cents for the first quarter of 2018 (inclusive of a one-time reduction in net income available to common stockholders of 2 cents per common share related to the redemption of the 6.45% Series B non-cumulative perpetual preferred stock in the first quarter of 2018), compared with 25 cents for the first quarter of 2017 and 57 cents for the fourth quarter of 2017 (inclusive of a 29 cents per common share impact from the estimated net tax benefit related to tax reform, goodwill and other intangible assets impairment, severance, other asset impairments, lease termination write-offs associated with the discontinuation of auto finance loan originations and additional TCF Foundation contribution, one-time team member bonuses, planned closure of five branches and inventory finance program extension).

“We delivered a strong start to our year in the first quarter with a continued focus on our four strategic pillars, which drove profitable growth and improved financial performance,” said Craig R. Dahl, chairman and chief executive officer. “We are seeing the continued benefits of an asset sensitive balance sheet as our earning asset yields expanded in the quarter, especially in our variable- and adjustable-rate portfolios. Our efficiency ratio improved on a year-over-year basis and we project further improvement throughout 2018. In addition, the run-off of our auto finance portfolio progressed as expected in the first full quarter following our discontinuation of originations, while our overall credit quality remained strong. Finally, we successfully executed various capital initiatives including the redemption of our Series B preferred stock and additional share repurchases.

“As we look to build on our first quarter momentum for the balance of the year, we are focused on driving shareholder value through strong execution of our strategy. We are taking steps to reduce the risk profile of our balance sheet to further lower our credit, operational and liquidity risks. We also maintain a positive outlook for our diversified lending businesses, including consumer real estate, commercial, leasing and equipment finance and inventory finance businesses from a growth, profitability and credit quality perspective. As a result, I believe we are well-positioned to improve our return on average tangible common equity in 2018 while utilizing capital more efficiently and reducing our overall risk profile.”

Revenue

Total Revenue						Table 2
				Change
	1Q	4Q	1Q	1Q18 vs		1Q18 vs
(Dollars in thousands)	2018	2017	2017	4Q17		1Q17
Total interest income	$275,262	$270,628	$242,307	1.7%		13.6%
Total interest expense	32,063	28,768	20,193	11.5		58.8
Net interest income	243,199	241,860	222,114	0.6		9.5
Non-interest income:
Fees and service charges	30,751	33,267	31,282	(7.6)		(1.7)
Card revenue	13,759	14,251	13,150	(3.5)		4.6
ATM revenue	4,650	4,654	4,675	(0.1)		(0.5)
Subtotal	49,160	52,172	49,107	(5.8)		0.1
Gains on sales of auto loans, net	—	2,216	2,864	(100.0)		(100.0)
Gains on sales of consumer real estate loans, net	9,123	11,407	8,891	(20.0)		2.6
Servicing fee income	8,295	9,000	11,651	(7.8)		(28.8)
Subtotal	17,418	22,623	23,406	(23.0)		(25.6)
Leasing and equipment finance	41,847	42,831	28,298	(2.3)		47.9
Other	3,716	3,218	2,703	15.5		37.5
Fees and other revenue	112,141	120,844	103,514	(7.2)		8.3
Gains (losses) on securities, net	63	48	—	31.3		N.M.
Total non-interest income	112,204	120,892	103,514	(7.2)		8.4
Total revenue	$355,403	$362,752	$325,628	(2.0)		9.1

Net interest margin(1)	4.59%	4.57%	4.46%	2	bps	13	bps
Total non-interest income as a percentage of total revenue	31.6	33.3	31.8	(170)		(20)

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the first quarter of 2018 increased $21.1 million, or 9.5 percent, from the first quarter of 2017 and $1.3 million, or 0.6 percent, from the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to increased interest income on loans and leases held for investment, partially offset by an increase in total interest expense and a decrease in interest income on loans held for sale. Total interest income increased $33.0 million, or 13.6 percent, from the first quarter of 2017 primarily due to higher average balances and increased average yields on inventory finance loans and leasing and equipment finance loans and leases, as well as increased average yields and higher average balances of commercial loans. Total interest expense increased $11.9 million, or 58.8 percent, from the first quarter of 2017 primarily due to increased average rates and higher average balances of certificates of deposit and increased average rates on long-term borrowings and savings accounts, partially offset by lower average balances of money market accounts.

•
The increase in net interest income from the fourth quarter of 2017 was primarily due to increased interest income on loans and leases held for investment, partially offset by an increase in total interest expense. Total interest income increased $4.6 million, or 1.7 percent, from the fourth quarter of 2017 primarily due to higher average balances and increased average yields on inventory finance loans, partially offset by lower average balances of auto finance and consumer real estate loans. Total interest expense increased $3.3 million, or 11.5 percent, from the fourth quarter of 2017 primarily due to increased average rates and higher average balances of long-term borrowings and increased average rates on certificates of deposit and savings accounts.

•
Net interest margin was 4.59 percent for the first quarter of 2018, up 13 basis points from the first quarter of 2017 and up 2 basis points from the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to increased average yields on the variable- and adjustable-rate loan portfolios as a result of interest rate increases, partially offset by increased average rates and higher average balances of certificates of deposit and increased average rates on long-term borrowings and savings accounts. The increase from the fourth quarter of 2017 was primarily due to increased average yields on seasonally higher average balances of inventory finance loans, partially offset by lower average balances of auto finance loans, increased average rates on higher average balances of long-term borrowings and increased average rates on certificates of deposit and savings accounts.

Non-interest Income

•
TCF sold $266.3 million, $379.4 million and $359.7 million of consumer real estate loans during the first quarter of 2018 and 2017 and the fourth quarter of 2017, respectively, resulting in net gains in each respective period.

•
Servicing fee income was $8.3 million on $4.5 billion of average loans and leases serviced for others for the first quarter of 2018, compared with $11.7 million on $5.6 billion for the first quarter of 2017 and $9.0 million on $4.7 billion for the fourth quarter of 2017. The decreases from both periods were primarily due to run-off in the auto finance serviced for others portfolio. Servicing fee income on auto finance loans serviced for others comprised $6.4 million of total servicing fee income for the first quarter of 2018, compared with $9.8 million and $7.1 million for the first quarter of 2017 and the fourth quarter of 2017, respectively. Servicing fee income on consumer real estate loans serviced for others comprised $1.5 million of total servicing fee income for the first quarter of 2018 and 2017 and the fourth quarter of 2017.

•
Leasing and equipment finance non-interest income for the first quarter of 2018 increased $13.5 million, or 47.9 percent, from the first quarter of 2017 and was consistent with the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to an increase in operating lease revenue, mainly driven by the acquisition of a leasing company in the second quarter of 2017 and an increase in sales-type lease revenue.

Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
	1Q	4Q	1Q	1Q18 vs	1Q18 vs
(Dollars in thousands)	2018	2017	2017	4Q17	1Q17
Period-End:
Consumer real estate:
First mortgage lien	$1,878,441	$1,959,387	$2,166,691	(4.1)%	(13.3)%
Junior lien	2,843,221	2,860,309	2,494,696	(0.6)	14.0
Total consumer real estate	4,721,662	4,819,696	4,661,387	(2.0)	1.3
Commercial	3,678,181	3,561,193	3,376,050	3.3	8.9
Leasing and equipment finance	4,666,239	4,761,661	4,276,008	(2.0)	9.1
Inventory finance	3,457,855	2,739,754	2,864,248	26.2	20.7
Auto finance	2,839,363	3,199,639	2,780,416	(11.3)	2.1
Other	19,854	22,517	16,785	(11.8)	18.3
Total	$19,383,154	$19,104,460	$17,974,894	1.5	7.8

Average:
Consumer real estate:
First mortgage lien	$1,918,677	$1,959,067	$2,237,801	(2.1)%	(14.3)%
Junior lien	2,879,995	3,013,356	2,791,200	(4.4)	3.2
Total consumer real estate	4,798,672	4,972,423	5,029,001	(3.5)	(4.6)
Commercial	3,601,020	3,536,725	3,302,891	1.8	9.0
Leasing and equipment finance	4,690,868	4,713,015	4,285,944	(0.5)	9.4
Inventory finance	3,128,290	2,688,387	2,696,787	16.4	16.0
Auto finance	3,020,187	3,267,855	2,714,862	(7.6)	11.2
Other	14,446	13,007	9,740	11.1	48.3
Total	$19,253,483	$19,191,412	$18,039,225	0.3	6.7

•
Period-end loans and leases were $19.4 billion at March 31, 2018, an increase of $1.4 billion, or 7.8 percent, from March 31, 2017 and $278.7 million, or 1.5 percent, from December 31, 2017. Average loans and leases were $19.3 billion for the first quarter of 2018, an increase of $1.2 billion, or 6.7 percent, from the first quarter of 2017 and consistent with the fourth quarter of 2017.

The increase from March 31, 2017 for period-end loans and leases was primarily due to increases in the inventory finance, leasing and equipment finance and commercial portfolios. The increase from the first quarter of 2017 for average loans and leases was primarily due to increases in the inventory finance, leasing and equipment finance, auto finance and commercial portfolios, partially offset by a decrease in the consumer real estate portfolio. The increases in the inventory finance portfolio were primarily due to strong originations and expansion of the number of active dealers. The increases in the leasing and equipment finance portfolio were primarily due to a loan and lease portfolio purchase of $445.5 million on September 29, 2017. The increase in the average auto finance portfolio was primarily attributable to the reclassification of loans from held for sale to held for investment during the second quarter of 2017, partially offset by the discontinuation of auto finance loan originations effective December 1, 2017. The increases in the commercial portfolio were primarily due to strong originations. The decrease in the average consumer real estate portfolio was primarily due to a decrease in the first mortgage lien portfolio due to run-off and lower originations.

The increase from December 31, 2017 for period-end loans and leases was primarily due to increases in the inventory finance and commercial portfolios, partially offset by decreases in the auto finance, consumer real estate and leasing and equipment finance portfolios. The increase in the inventory finance portfolio was primarily due to a seasonally higher balance in the lawn and garden marketing segment and strong originations. The increase in the commercial portfolio was primarily due to lower pay-offs. The decrease in the auto finance portfolio was primarily attributable to the discontinuation of auto finance loan originations and run-off in the portfolio. The decrease in the consumer real estate portfolio was primarily due to a decrease in the first mortgage lien portfolio due to run-off and lower originations. The decrease in the leasing and equipment finance portfolio was primarily due to lower originations.

•
Loan and lease originations were $3.8 billion for the first quarter of 2018, a decrease of $196.6 million, or 4.9 percent, from the first quarter of 2017 and $116.8 million, or 3.0 percent, from the fourth quarter of 2017. The decrease from the first quarter of 2017 was primarily due to discontinuing auto finance originations and decreased consumer real estate originations, partially offset by higher inventory finance and commercial originations. The decrease from the fourth quarter of 2017 was primarily due to discontinuing auto finance originations and decreased leasing and equipment finance, commercial and consumer real estate originations, partially offset by higher inventory finance originations.

Credit Quality

Credit Trends								Table 4
						Change
	1Q	4Q	3Q	2Q	1Q	1Q18 vs		1Q18 vs
(Dollars in thousands)	2018	2017	2017	2017	2017	4Q17		1Q17
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.10%	0.12%	0.13%	0.11%	0.09%	(2)	bps	1	bps
Net charge-offs as a percentage of average loans and leases(2), (3), (4)	0.29	0.38	0.18	0.28	0.11	(9)		18
Non-accrual loans and leases and other real estate owned	$143,607	$136,807	$146,024	$158,000	$170,940	5.0%		(16.0)%
Provision for credit losses	11,368	22,259	14,545	19,446	12,193	(48.9)		(6.8)

(1) Excludes non-accrual loans and leases.
(2) Annualized.
(3) Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.28% for 3Q 2017.
(4) Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.31% for 1Q 2017.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.10 percent at March 31, 2018, up 1 basis point from the March 31, 2017 rate and down 2 basis points from the December 31, 2017 rate. The increase from March 31, 2017 was primarily due to higher delinquencies in the auto finance portfolio, partially offset by improved delinquencies in the first mortgage lien consumer real estate portfolio. The decrease from December 31, 2017 was primarily due to improved delinquencies in the auto finance and leasing and equipment finance portfolios.

•
The net charge-off rate was 0.29 percent for the first quarter of 2018, up 18 basis points from the first quarter of 2017 and down 9 basis points from the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to the recovery of $8.7 million in the first quarter of 2017 on previous charge-offs related to the consumer real estate non-accrual loans that were sold and increased net charge-offs in the auto finance portfolio, partially offset by decreased net charge-offs in the commercial portfolio. Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, the net charge-off rate was 0.31 percent for the first quarter of 2017. The decrease from the fourth quarter of 2017 was primarily due to decreased net charge-offs in the leasing and equipment finance portfolio.

•
Non-accrual loans and leases and other real estate owned were $143.6 million at March 31, 2018, a decrease of $27.3 million, or 16.0 percent, from March 31, 2017 and an increase of $6.8 million, or 5.0 percent, from December 31, 2017. Non-accrual loans and leases were $126.4 million at March 31, 2018, a decrease of $12.6 million, or 9.0 percent, from March 31, 2017 and an increase of $7.8 million, or 6.6 percent, from December 31, 2017. The decrease from March 31, 2017 was primarily due to the $21.8 million consumer real estate non-accrual loan sale in the third quarter of 2017, partially offset by an increase in non-accrual loans and leases in the leasing and equipment finance portfolio. The increase from December 31, 2017 was primarily due to increases in non-accrual loans and leases in the commercial and leasing and equipment finance portfolios. Other real estate owned was $17.2 million at March 31, 2018, a decrease of $14.8 million, or 46.2 percent, from March 31, 2017 and $1.0 million, or 5.7 percent, from December 31, 2017. The decreases from both periods were primarily due to sales of consumer real estate properties outpacing additions. The decrease from March 31, 2017 was also due to sales of commercial real estate properties.

•
Provision for credit losses was $11.4 million for the first quarter of 2018, a decrease of $0.8 million, or 6.8 percent, from the first quarter of 2017 and $10.9 million, or 48.9 percent, from the fourth quarter of 2017. The decrease from the first quarter of 2017 was primarily due to run-off in the auto finance portfolio and decreased net charge-offs in the commercial portfolio, partially offset by increased net charge-offs in the consumer real estate portfolio mainly driven by the recovery of $8.7 million in the first quarter of 2017 on previous charge-offs related to the consumer real estate non-accrual loans that were sold. The decrease from the fourth quarter of 2017 was primarily due to run-off in the auto finance portfolio, decreased net charge-offs in the leasing and equipment finance portfolio and a decreased reserve rate for the inventory finance portfolio, partially offset by seasonal growth in the inventory finance portfolio.

Deposits

Average Deposits						Table 5
				Change
	1Q	4Q	1Q	1Q18 vs		1Q18 vs
(Dollars in thousands)	2018	2017	2017	4Q17		1Q17
Checking	$6,192,310	$6,098,522	$5,914,203	1.5%		4.7%
Savings	5,410,652	5,154,216	4,773,788	5.0		13.3
Money market	1,698,064	1,854,442	2,385,353	(8.4)		(28.8)
Certificates of deposit	4,998,133	5,032,085	4,033,143	(0.7)		23.9
Total average deposits	$18,299,159	$18,139,265	$17,106,487	0.9		7.0

Average interest rate on deposits(1)	0.50%	0.46%	0.33%	4	bps	17	bps

(1) Annualized.

•
Total average deposits for the first quarter of 2018 increased $1.2 billion, or 7.0 percent, from the first quarter of 2017 and $159.9 million, or 0.9 percent, from the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to higher average balances of certificates of deposit, savings accounts and checking accounts, partially offset by lower average balances of money market accounts. The increase from the fourth quarter of 2017 was primarily due to higher average balances of savings accounts and checking accounts, partially offset by lower average balances of money market accounts and certificates of deposit.

•
The average interest rate on deposits for the first quarter of 2018 was 0.50 percent, up 17 basis points from the first quarter of 2017 and 4 basis points from the fourth quarter of 2017. The increases from both periods were primarily due to increased average rates on certificates of deposit and savings accounts as a result of interest rate increases.

Non-interest Expense

Non-interest Expense						Table 6
				Change
	1Q	4Q	1Q	1Q18 vs		1Q18 vs
(Dollars in thousands)	2018	2017	2017	4Q17		1Q17
Compensation and employee benefits	$123,840	$127,630	$124,298	(3.0)%		(0.4)%
Occupancy and equipment	40,514	39,578	39,600	2.4		2.3
Other	58,819	159,019	64,216	(63.0)		(8.4)
Subtotal	223,173	326,227	228,114	(31.6)		(2.2)
Operating lease depreciation	17,274	16,497	11,242	4.7		53.7
Foreclosed real estate and repossessed assets, net	4,916	4,739	4,549	3.7		8.1
Other credit costs, net	617	343	101	79.9		N.M.
Total non-interest expense	$245,980	$347,806	$244,006	(29.3)		0.8

Efficiency ratio	69.21%	95.88%	74.93%	(2,667	)bps	(572	)bps

N.M. Not Meaningful.

•
Non-interest expense for the first quarter of 2018 increased $2.0 million, or 0.8 percent, from the first quarter of 2017 and decreased $101.8 million, or 29.3 percent, from the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to an increase in operating lease depreciation, partially offset by a decrease in other non-interest expense. The decrease from the fourth quarter of 2017 was primarily due to decreases in other non-interest expense and compensation and employee benefits expense.

•
Compensation and employee benefits expense for the first quarter of 2018 was consistent with the first quarter of 2017 and decreased $3.8 million, or 3.0 percent, from the fourth quarter of 2017. The decrease from the fourth quarter of 2017 was primarily due to one-time team member bonuses recorded in the fourth quarter of 2017 and lower headcount in the auto finance business.

•
Other non-interest expense decreased $5.4 million, or 8.4 percent, from the first quarter of 2017 and $100.2 million, or 63.0 percent, from the fourth quarter of 2017. The decrease from the first quarter of 2017 was primarily due to decreases in severance expense, loan and lease processing expense and professional fees, partially offset by increases in advertising and marketing expense and outside processing expense. The decrease from the fourth quarter of 2017 was primarily due to fourth quarter 2017 charges related to the discontinuation of auto finance loan originations, including goodwill and other intangible assets impairment charges of $73.4 million and severance, asset impairment and lease termination write-offs of $14.8 million, as well as the donation to TCF Foundation of $5.0 million.

•
Operating lease depreciation increased $6.0 million, or 53.7 percent, from the first quarter of 2017 and was consistent with the fourth quarter of 2017. The increase from the first quarter of 2017 was primarily due to an increase in leasing and equipment finance operating lease revenue related to the acquisition of a leasing company in the second quarter of 2017.

Income Tax Expense

•
The Company's effective income tax rate was 22.1% for the first quarter of 2018, compared with 30.0% for the first quarter of 2017. The effective tax rates for the first quarter of 2018 and 2017 were impacted by $1.2 million and $2.0 million, respectively, of tax benefits related to stock compensation.

Capital

Capital Information		Table 7
	At Mar. 31,	At Dec. 31,
(Dollars in thousands, except per-share data)	2018	2017
Total equity	$2,550,950	$2,680,584
Book value per common share	13.89	13.96
Tangible book value per common share(1)	12.84	12.92
Common equity to assets	10.06%	10.42%
Tangible common equity to tangible assets(1)	9.37	9.72

	At Mar. 31,	At Dec. 31,
Regulatory Capital:	2018(2)	2017
Common equity Tier 1 capital	$2,222,390	$2,242,410
Tier 1 capital	2,414,838	2,522,178
Total capital	2,786,637	2,889,323

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.57%	10.79%
Tier 1 risk-based capital ratio	11.49	12.14
Total risk-based capital ratio	13.26	13.90
Tier 1 leverage ratio	10.52	11.12

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) The regulatory capital ratios for 1Q 2018 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF continues to maintain strong capital ratios after the preferred stock redemption and common stock repurchases.

•
TCF repurchased 2,567,171 shares of its common stock during the first quarter of 2018 for approximately $57.6 million, at an average cost of $22.45 per share, under its share repurchase program.  TCF has the authority to purchase an additional $83.2 million in aggregate value of shares of TCF's common stock pursuant to its stock repurchase program.

•	On March 1, 2018, TCF redeemed all outstanding shares of its 6.45% Series B non-cumulative perpetual preferred stock for $100.0 million.

•
On April 19, 2018, TCF's Board of Directors declared a regular quarterly cash dividend of 15 cents per common share payable on June 1, 2018, to stockholders of record at the close of business on May 15, 2018. TCF also declared dividends on the 5.70% Series C non-cumulative perpetual preferred stock, payable on June 1, 2018, to stockholders of record at the close of business on May 15, 2018.

Webcast Information
A live webcast of TCF's conference call to discuss the first quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on April 23, 2018 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2018, TCF had $23.4 billion in total assets and 318 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A. of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, debt securities held to maturity and debt securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (from fraudulent checks, stolen debit card information, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands and prevent cyber-attacks, costs and possible disruptions related to upgrading systems or cyber-attacks; the failure to attract and retain key employees.

Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended March 31,		Change
	2018	2017	$	%
Interest income:
Loans and leases	$260,375	$219,548	$40,827	18.6%
Debt securities available for sale	10,123	7,980	2,143	26.9
Debt securities held to maturity	1,019	1,280	(261)	(20.4)
Loans held for sale and other	3,745	13,499	(9,754)	(72.3)
Total interest income	275,262	242,307	32,955	13.6
Interest expense:
Deposits	22,510	13,715	8,795	64.1
Borrowings	9,553	6,478	3,075	47.5
Total interest expense	32,063	20,193	11,870	58.8
Net interest income	243,199	222,114	21,085	9.5
Provision for credit losses	11,368	12,193	(825)	(6.8)
Net interest income after provision for credit losses	231,831	209,921	21,910	10.4
Non-interest income:
Fees and service charges	30,751	31,282	(531)	(1.7)
Card revenue	13,759	13,150	609	4.6
ATM revenue	4,650	4,675	(25)	(0.5)
Subtotal	49,160	49,107	53	0.1
Gains on sales of auto loans, net	—	2,864	(2,864)	(100.0)
Gains on sales of consumer real estate loans, net	9,123	8,891	232	2.6
Servicing fee income	8,295	11,651	(3,356)	(28.8)
Subtotal	17,418	23,406	(5,988)	(25.6)
Leasing and equipment finance	41,847	28,298	13,549	47.9
Other	3,716	2,703	1,013	37.5
Fees and other revenue	112,141	103,514	8,627	8.3
Gains (losses) on debt securities, net	63	—	63	N.M.
Total non-interest income	112,204	103,514	8,690	8.4
Non-interest expense:
Compensation and employee benefits	123,840	124,298	(458)	(0.4)
Occupancy and equipment	40,514	39,600	914	2.3
Other	58,819	64,216	(5,397)	(8.4)
Subtotal	223,173	228,114	(4,941)	(2.2)
Operating lease depreciation	17,274	11,242	6,032	53.7
Foreclosed real estate and repossessed assets, net	4,916	4,549	367	8.1
Other credit costs, net	617	101	516	N.M.
Total non-interest expense	245,980	244,006	1,974	0.8
Income before income tax expense	98,055	69,429	28,626	41.2
Income tax expense	21,631	20,843	788	3.8
Income after income tax expense	76,424	48,586	27,838	57.3
Income attributable to non-controlling interest	2,663	2,308	355	15.4
Net income attributable to TCF Financial Corporation	73,761	46,278	27,483	59.4
Preferred stock dividends	4,106	4,847	(741)	(15.3)
Impact of preferred stock redemption	3,481	—	3,481	N.M.
Net income available to common stockholders	$66,174	$41,431	$24,743	59.7

Earnings per common share:
Basic	$0.39	$0.25	$0.14	56.0%
Diluted	0.39	0.25	0.14	56.0

Dividends declared per common share	$0.15	$0.075	$0.075	100.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,507	167,903	604	0.4%
Diluted	169,997	168,530	1,467	0.9

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Quarter Ended March 31,		Change
	2018	2017	$	%
Net income attributable to TCF Financial Corporation	$73,761	$46,278	$27,483	59.4%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on debt securities available for sale and interest-only strips	(27,819)	2,769	(30,588)	N.M.
Net unrealized gains (losses) on net investment hedges	1,604	(313)	1,917	N.M.
Foreign currency translation adjustment	(2,110)	581	(2,691)	N.M.
Recognized postretirement prior service cost	(9)	(7)	(2)	(28.6)
Total other comprehensive income (loss), net of tax	(28,334)	3,030	(31,364)	N.M.
Comprehensive income	$45,427	$49,308	$(3,881)	(7.9)

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	At Mar. 31,	At Dec. 31,	Change
	2018	2017	$	%
ASSETS:
Cash and due from banks	$588,893	$621,782	$(32,889)	(5.3)%
Investments	91,661	82,644	9,017	10.9
Debt securities held to maturity	158,099	161,576	(3,477)	(2.2)
Debt securities available for sale	1,954,246	1,709,018	245,228	14.3
Loans and leases held for sale	50,706	134,862	(84,156)	(62.4)
Loans and leases:
Consumer real estate:
First mortgage lien	1,878,441	1,959,387	(80,946)	(4.1)
Junior lien	2,843,221	2,860,309	(17,088)	(0.6)
Total consumer real estate	4,721,662	4,819,696	(98,034)	(2.0)
Commercial	3,678,181	3,561,193	116,988	3.3
Leasing and equipment finance	4,666,239	4,761,661	(95,422)	(2.0)
Inventory finance	3,457,855	2,739,754	718,101	26.2
Auto finance	2,839,363	3,199,639	(360,276)	(11.3)
Other	19,854	22,517	(2,663)	(11.8)
Total loans and leases	19,383,154	19,104,460	278,694	1.5
Allowance for loan and lease losses	(167,703)	(171,041)	3,338	2.0
Net loans and leases	19,215,451	18,933,419	282,032	1.5
Premises and equipment, net	427,497	421,549	5,948	1.4
Goodwill, net	154,757	154,757	—	—
Other assets	743,742	782,552	(38,810)	(5.0)
Total assets	$23,385,052	$23,002,159	$382,893	1.7

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,541,409	$6,300,127	$241,282	3.8%
Savings	5,551,155	5,287,606	263,549	5.0
Money market	1,609,472	1,764,998	(155,526)	(8.8)
Certificates of deposit	4,995,636	4,982,271	13,365	0.3
Total deposits	18,697,672	18,335,002	362,670	2.0
Short-term borrowings	775	—	775	N.M.
Long-term borrowings	1,457,976	1,249,449	208,527	16.7
Total borrowings	1,458,751	1,249,449	209,302	16.8
Accrued expenses and other liabilities	677,679	737,124	(59,445)	(8.1)
Total liabilities	20,834,102	20,321,575	512,527	2.5
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
7,000 and 4,007,000 shares issued, respectively	169,302	265,821	(96,519)	(36.3)
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
172,472,035 and 172,158,449 shares issued, respectively	1,725	1,722	3	0.2
Additional paid-in capital	878,096	877,217	879	0.1
Retained earnings, subject to certain restrictions	1,618,041	1,577,311	40,730	2.6
Accumulated other comprehensive income (loss)	(46,851)	(18,517)	(28,334)	(153.0)
Treasury stock at cost, 3,056,201 and 489,030 shares, respectively and other	(97,800)	(40,797)	(57,003)	(139.7)
Total TCF Financial Corporation stockholders' equity	2,522,513	2,662,757	(140,244)	(5.3)
Non-controlling interest in subsidiaries	28,437	17,827	10,610	59.5
Total equity	2,550,950	2,680,584	(129,634)	(4.8)
Total liabilities and equity	$23,385,052	$23,002,159	$382,893	1.7

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)
						Change from
	At Mar. 31,	At Dec. 31,	At Sep. 30,	At Jun. 30,	At Mar. 31,	Dec. 31,		Mar. 31,
	2018	2017	2017	2017	2017	2017		2017
Consumer real estate:
First mortgage lien	0.23%	0.25%	0.32%	0.31%	0.28%	(2)	bps	(5)	bps
Junior lien	0.06	0.04	0.05	0.05	0.05	2		1
Total consumer real estate	0.13	0.13	0.15	0.16	0.15	—		(2)
Commercial	—	—	—	—	—	—		—
Leasing and equipment finance	0.11	0.14	0.15	0.14	0.12	(3)		(1)
Inventory finance	—	0.01	0.01	0.01	—	(1)		—
Auto finance	0.24	0.28	0.25	0.20	0.13	(4)		11
Other	0.24	0.04	0.07	0.30	0.05	20		19
Subtotal	0.09	0.11	0.12	0.11	0.09	(2)		—
Portfolios acquired with deteriorated credit quality	12.95	13.18	9.42	—	—	(23)		1,295
Total delinquencies	0.10	0.12	0.13	0.11	0.09	(2)		1

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2018	2017	2017	2017	2017	2017		2017
Consumer real estate:
First mortgage lien	0.16%	0.18%	(0.16)%	0.15%	(0.18)%	(2)	bps	34	bps
Junior lien	0.05	(0.03)	(0.38)	0.05	(0.89)	8		94
Total consumer real estate	0.09	0.05	(0.29)	0.09	(0.58)	4		67
Commercial	—	(0.04)	(0.02)	0.29	0.32	4		(32)
Leasing and equipment finance	0.11	0.41	0.10	0.14	0.13	(30)		(2)
Inventory finance	0.05	0.15	0.08	0.09	0.01	(10)		4
Auto finance	1.41	1.36	1.13	0.83	1.12	5		29
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.29	0.38	0.18	0.28	0.11	(9)		18

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2018	2017	2017	2017	2017	2017	2017
Balance, beginning of period	$118,582	$119,619	$129,273	$138,981	$181,445	$(1,037)	$(62,863)
Additions	34,462	32,384	39,094	23,667	34,661	2,078	(199)
Charge-offs	(3,891)	(7,636)	(3,916)	(6,819)	(6,412)	3,745	2,521
Transfers to other assets	(8,457)	(9,551)	(7,308)	(10,870)	(8,786)	1,094	329
Return to accrual status	(4,335)	(2,187)	(3,559)	(3,077)	(2,591)	(2,148)	(1,744)
Payments received	(10,608)	(14,412)	(7,993)	(11,647)	(10,732)	3,804	124
Sales	—	—	(25,924)	(892)	(49,916)	—	49,916
Other, net	675	365	(48)	(70)	1,312	310	(637)
Balance, end of period	$126,428	$118,582	$119,619	$129,273	$138,981	$7,846	$(12,553)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2018	2017	2017	2017	2017	2017	2017
Balance, beginning of period	$18,225	$26,405	$28,727	$31,959	$46,797	$(8,180)	$(28,572)
Transferred in	5,196	5,638	5,685	8,638	7,212	(442)	(2,016)
Sales	(7,348)	(13,395)	(9,204)	(11,243)	(14,982)	6,047	7,634
Writedowns	(1,063)	(1,024)	(1,345)	(1,674)	(1,538)	(39)	475
Other, net(1)	2,169	601	2,542	1,047	(5,530)	1,568	7,699
Balance, end of period	$17,179	$18,225	$26,405	$28,727	$31,959	$(1,046)	$(14,780)

(1)	Includes transfers (to) from premises and equipment.

Allowance for Loan and Lease Losses

	At Mar. 31,		At Dec. 31,		At Sep. 30,		At Jun. 30,		At Mar. 31,
	2018		2017		2017		2017		2017
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$47,685	1.01%	$47,168	0.98%	$47,838	0.97%	$52,408	1.10%	$53,851	1.16%
Commercial	37,198	1.01	37,195	1.04	36,344	1.04	34,669	0.99	33,697	1.00
Leasing and equipment finance	23,182	0.50	22,528	0.47	22,771	0.48	21,922	0.51	21,257	0.50
Inventory finance	13,253	0.38	13,233	0.48	11,978	0.46	12,129	0.48	15,816	0.55
Auto finance	45,822	1.61	50,225	1.57	48,660	1.50	43,893	1.35	35,108	1.26
Other	563	2.84	692	3.07	653	3.19	599	3.08	437	2.60
Total	$167,703	0.87	$171,041	0.90	$168,244	0.89	$165,620	0.90	$160,166	0.89

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2018	2017	2017	2017	2017	2017	2017
Balance, beginning of period	$171,041	$168,244	$165,620	$160,166	$160,269	$2,797	$10,772
Charge-offs	(19,865)	(23,865)	(17,999)	(18,326)	(18,902)	4,000	(963)
Recoveries	5,714	5,580	9,847	5,412	13,813	134	(8,099)
Net (charge-offs) recoveries	(14,151)	(18,285)	(8,152)	(12,914)	(5,089)	4,134	(9,062)
Provision for credit losses	11,368	22,259	14,545	19,446	12,193	(10,891)	(825)
Other	(555)	(1,177)	(3,769)	(1,078)	(7,207)	622	6,652
Balance, end of period	$167,703	$171,041	$168,244	$165,620	$160,166	$(3,338)	$7,537

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Quarter Ended March 31,
	2018			2017
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$332,319	$2,776	3.38%	$286,519	$2,747	3.88%
Debt securities held to maturity	159,139	1,019	2.56	177,939	1,280	2.88
Debt securities available for sale:(3)
Taxable	981,843	5,813	2.37	815,867	4,654	2.28
Tax-exempt(4)	821,642	5,456	2.66	640,826	5,117	3.19
Loans and leases held for sale	63,095	969	6.22	464,301	10,752	9.39
Loans and leases:(5)
Consumer real estate:
Fixed-rate	1,786,636	24,613	5.58	2,083,472	29,287	5.70
Variable- and adjustable-rate	3,012,036	45,881	6.18	2,945,529	40,239	5.54
Total consumer real estate	4,798,672	70,494	5.96	5,029,001	69,526	5.60
Commercial:
Fixed-rate	931,275	10,597	4.61	1,000,316	11,713	4.75
Variable- and adjustable-rate	2,669,745	33,160	5.04	2,302,575	24,391	4.30
Total commercial	3,601,020	43,757	4.93	3,302,891	36,104	4.43
Leasing and equipment finance	4,690,868	56,407	4.81	4,285,944	47,976	4.48
Inventory finance	3,128,290	51,195	6.64	2,696,787	39,451	5.93
Auto finance	3,020,187	39,285	5.28	2,714,862	27,771	4.15
Other	14,446	147	4.16	9,740	131	5.44
Total loans and leases	19,253,483	261,285	5.49	18,039,225	220,959	4.95
Total interest-earning assets	21,611,521	277,318	5.19	20,424,677	245,509	4.86
Other assets(6)	1,453,742			1,263,678
Total assets	$23,065,263			$21,688,355
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$2,182,780			$1,880,298
Small business	928,057			894,845
Commercial and custodial	634,908			626,081
Total non-interest bearing deposits	3,745,745			3,401,224
Interest-bearing deposits:
Checking	2,461,548	113	0.02	2,530,281	83	0.01
Savings	5,395,669	3,165	0.24	4,756,486	501	0.04
Money market	1,698,064	2,409	0.58	2,385,353	2,938	0.50
Certificates of deposit	4,998,133	16,823	1.36	4,033,143	10,193	1.02
Total interest-bearing deposits	14,553,414	22,510	0.63	13,705,263	13,715	0.41
Total deposits	18,299,159	22,510	0.50	17,106,487	13,715	0.33
Borrowings:
Short-term borrowings	3,952	19	1.99	4,628	7	0.65
Long-term borrowings	1,423,075	9,534	2.70	1,459,053	6,471	1.78
Total borrowings	1,427,027	9,553	2.70	1,463,681	6,478	1.78
Total interest-bearing liabilities	15,980,441	32,063	0.81	15,168,944	20,193	0.54
Total deposits and borrowings	19,726,186	32,063	0.66	18,570,168	20,193	0.44
Accrued expenses and other liabilities	758,157			665,301
Total liabilities	20,484,343			19,235,469
Total TCF Financial Corp. stockholders' equity	2,557,729			2,431,755
Non-controlling interest in subsidiaries	23,191			21,131
Total equity	2,580,920			2,452,886
Total liabilities and equity	$23,065,263			$21,688,355
Net interest income and margin		$245,255	4.59		$225,316	4.46

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of debt securities available for sale are based upon historical amortized cost.

(4)
The yield on tax-exempt debt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21% for the first quarter of 2018 and 35% for the same period in 2017.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $281.9 million and $180.3 million for the first quarter of 2018 and 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2018	2017	2017	2017	2017
Interest income:
Loans and leases	$260,375	$256,633	$243,973	$234,092	$219,548
Debt securities available for sale	10,123	8,760	8,486	8,052	7,980
Debt securities held to maturity	1,019	1,048	1,073	1,035	1,280
Loans held for sale and other	3,745	4,187	4,073	5,338	13,499
Total interest income	275,262	270,628	257,605	248,517	242,307
Interest expense:
Deposits	22,510	20,846	17,015	14,436	13,715
Borrowings	9,553	7,922	6,487	6,920	6,478
Total interest expense	32,063	28,768	23,502	21,356	20,193
Net interest income	243,199	241,860	234,103	227,161	222,114
Provision for credit losses	11,368	22,259	14,545	19,446	12,193
Net interest income after provision for credit losses	231,831	219,601	219,558	207,715	209,921
Non-interest income:
Fees and service charges	30,751	33,267	34,605	32,733	31,282
Card revenue	13,759	14,251	14,177	14,154	13,150
ATM revenue	4,650	4,654	5,234	5,061	4,675
Subtotal	49,160	52,172	54,016	51,948	49,107
Gains on sales of auto loans, net	—	2,216	—	380	2,864
Gains on sales of consumer real estate loans, net	9,123	11,407	8,049	8,980	8,891
Servicing fee income	8,295	9,000	9,966	10,730	11,651
Subtotal	17,418	22,623	18,015	20,090	23,406
Leasing and equipment finance	41,847	42,831	34,080	39,830	28,298
Other	3,716	3,218	2,930	2,795	2,703
Fees and other revenue	112,141	120,844	109,041	114,663	103,514
Gains (losses) on debt securities, net	63	48	189	—	—
Total non-interest income	112,204	120,892	109,230	114,663	103,514
Non-interest expense:
Compensation and employee benefits	123,840	127,630	114,954	115,630	124,298
Occupancy and equipment	40,514	39,578	38,766	38,965	39,600
Other	58,819	159,019	61,581	61,363	64,216
Subtotal	223,173	326,227	215,301	215,958	228,114
Operating lease depreciation	17,274	16,497	15,696	12,466	11,242
Foreclosed real estate and repossessed assets, net	4,916	4,739	3,829	4,639	4,549
Other credit costs, net	617	343	209	24	101
Total non-interest expense	245,980	347,806	235,035	233,087	244,006
Income (loss) before income tax expense (benefit)	98,055	(7,313)	93,753	89,291	69,429
Income tax expense (benefit)	21,631	(110,965)	30,704	25,794	20,843
Income after income tax expense (benefit)	76,424	103,652	63,049	63,497	48,586
Income attributable to non-controlling interest	2,663	2,253	2,521	3,065	2,308
Net income attributable to TCF Financial Corporation	73,761	101,399	60,528	60,432	46,278
Preferred stock dividends	4,106	3,746	6,464	4,847	4,847
Impact of preferred stock redemption	3,481	—	5,779	—	—
Net income available to common stockholders	$66,174	$97,653	$48,285	$55,585	$41,431

Earnings per common share:
Basic	$0.39	$0.58	$0.29	$0.33	$0.25
Diluted	0.39	0.57	0.29	0.33	0.25

Dividends declared per common share	$0.15	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	1.33%	1.82%	1.15%	1.17%	0.90%
Return on average common equity	11.23	16.95	8.44	9.96	7.64
Net interest margin	4.59	4.57	4.61	4.52	4.46

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
ASSETS:
Investments and other	$332,319	$303,958	$279,839	$259,548	$286,519
Debt securities held to maturity	159,139	163,080	166,883	172,322	177,939
Debt securities available for sale:(1)
Taxable	981,843	831,113	825,192	821,744	815,867
Tax-exempt	821,642	779,964	737,859	689,667	640,826
Loans and leases held for sale	63,095	113,501	96,143	165,859	464,301
Loans and leases:(2)
Consumer real estate:
Fixed-rate	1,786,636	1,821,240	1,872,607	1,963,822	2,083,472
Variable- and adjustable-rate	3,012,036	3,151,183	2,964,493	2,782,296	2,945,529
Total consumer real estate	4,798,672	4,972,423	4,837,100	4,746,118	5,029,001
Commercial:
Fixed-rate	931,275	963,703	980,262	966,884	1,000,316
Variable- and adjustable-rate	2,669,745	2,573,022	2,493,163	2,450,168	2,302,575
Total commercial	3,601,020	3,536,725	3,473,425	3,417,052	3,302,891
Leasing and equipment finance	4,690,868	4,713,015	4,316,434	4,277,376	4,285,944
Inventory finance	3,128,290	2,688,387	2,479,416	2,723,340	2,696,787
Auto finance	3,020,187	3,267,855	3,280,612	3,149,974	2,714,862
Other	14,446	13,007	11,567	10,235	9,740
Total loans and leases	19,253,483	19,191,412	18,398,554	18,324,095	18,039,225
Total interest-earning assets	21,611,521	21,383,028	20,504,470	20,433,235	20,424,677
Other assets(3)	1,453,742	1,437,126	1,434,957	1,315,495	1,263,678
Total assets	$23,065,263	$22,820,154	$21,939,427	$21,748,730	$21,688,355

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$2,182,780	$1,938,053	$1,940,797	$1,967,542	$1,880,298
Small business	928,057	972,493	937,847	897,391	894,845
Commercial and custodial	634,908	660,300	642,400	608,706	626,081
Total non-interest bearing deposits	3,745,745	3,570,846	3,521,044	3,473,639	3,401,224
Interest-bearing deposits:
Checking	2,461,548	2,541,475	2,539,211	2,554,563	2,530,281
Savings	5,395,669	5,140,417	4,846,090	4,806,371	4,756,486
Money market	1,698,064	1,854,442	2,106,814	2,221,807	2,385,353
Certificates of deposit	4,998,133	5,032,085	4,636,007	4,266,488	4,033,143
Total interest-bearing deposits	14,553,414	14,568,419	14,128,122	13,849,229	13,705,263
Total deposits	18,299,159	18,139,265	17,649,166	17,322,868	17,106,487
Borrowings:
Short-term borrowings	3,952	3,759	6,448	6,230	4,628
Long-term borrowings	1,423,075	1,295,268	983,004	1,225,022	1,459,053
Total borrowings	1,427,027	1,299,027	989,452	1,231,252	1,463,681
Total interest-bearing liabilities	15,980,441	15,867,446	15,117,574	15,080,481	15,168,944
Total deposits and borrowings	19,726,186	19,438,292	18,638,618	18,554,120	18,570,168
Accrued expenses and other liabilities	758,157	790,850	723,792	673,740	665,301
Total liabilities	20,484,343	20,229,142	19,362,410	19,227,860	19,235,469
Total TCF Financial Corporation stockholders' equity	2,557,729	2,570,613	2,554,667	2,494,682	2,431,755
Non-controlling interest in subsidiaries	23,191	20,399	22,350	26,188	21,131
Total equity	2,580,920	2,591,012	2,577,017	2,520,870	2,452,886
Total liabilities and equity	$23,065,263	$22,820,154	$21,939,427	$21,748,730	$21,688,355

(1)	Average balances of debt securities available for sale are based upon historical amortized cost.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $281.9 million, $267.8 million, $249.0 million, $200.7 million and $180.3 million for the first quarter of 2018 and for the fourth, third, second and first quarter of 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
ASSETS:
Investments and other	3.38%	3.07%	3.80%	4.20%	3.88%
Debt securities held to maturity	2.56	2.57	2.57	2.40	2.88
Debt securities available for sale:(3)
Taxable	2.37	2.25	2.24	2.16	2.28
Tax-exempt(4)	2.66	3.22	3.22	3.23	3.19
Loans and leases held for sale	6.22	6.43	5.75	6.34	9.39
Loans and leases:
Consumer real estate:
Fixed-rate	5.58	5.61	5.61	5.65	5.70
Variable- and adjustable rate	6.18	5.95	5.91	5.76	5.54
Total consumer real estate	5.96	5.83	5.80	5.72	5.60
Commercial:
Fixed-rate	4.61	5.49	4.62	4.62	4.75
Variable- and adjustable-rate	5.04	4.68	4.76	4.45	4.30
Total commercial	4.93	4.90	4.72	4.50	4.43
Leasing and equipment finance	4.81	4.90	4.53	4.48	4.48
Inventory finance	6.64	6.01	6.71	6.22	5.93
Auto finance	5.28	5.23	5.17	5.01	4.15
Other	4.16	4.75	5.03	5.37	5.44
Total loans and leases	5.49	5.35	5.31	5.15	4.95

Total interest-earning assets	5.19	5.11	5.07	4.94	4.86

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.02	0.02	0.01	0.01
Savings	0.24	0.18	0.08	0.04	0.04
Money market	0.58	0.48	0.47	0.45	0.50
Certificates of deposit	1.36	1.28	1.16	1.07	1.02
Total interest-bearing deposits	0.63	0.57	0.48	0.42	0.41
Total deposits	0.50	0.46	0.38	0.33	0.33
Borrowings:
Short-term borrowings	1.99	1.75	1.33	0.79	0.65
Long-term borrowings	2.70	2.43	2.62	2.26	1.78
Total borrowings	2.70	2.43	2.62	2.25	1.78

Total interest-bearing liabilities	0.81	0.72	0.62	0.57	0.54

Net interest margin	4.59	4.57	4.61	4.52	4.46

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of debt securities available for sale are based upon historical amortized cost.

(4)
The yield on tax-exempt debt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21% for the first quarter of 2018 and 35% for the fourth, third, second and first quarter of 2017, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands, except per-share data)
(Unaudited)
		At Mar. 31,	At Dec. 31,
		2018	2017
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,550,950	$2,680,584
Less: Non-controlling interest in subsidiaries		28,437	17,827
Total TCF Financial Corporation stockholders' equity		2,522,513	2,662,757
Less: Preferred stock		169,302	265,821
Total common stockholders' equity	(a)	2,353,211	2,396,936
Less:
Goodwill, net		154,757	154,757
Other intangibles, net		23,112	23,687
Tangible common equity	(b)	$2,175,342	$2,218,492

Total assets	(c)	$23,385,052	$23,002,159
Less:
Goodwill, net		154,757	154,757
Other intangibles, net		23,112	23,687
Tangible assets	(d)	$23,207,183	$22,823,715

Common stock shares outstanding	(e)	169,415,834	171,669,419

Common equity to assets	(a) / (c)	10.06%	10.42%
Tangible common equity to tangible assets	(b) / (d)	9.37%	9.72%

Book value per common share	(a) / (e)	$13.89	$13.96
Tangible book value per common share	(b) / (e)	$12.84	$12.92

		Quarter Ended
		Mar. 31,	Dec. 31,	Mar. 31,
		2018	2017	2017
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$66,174	$97,653	$41,431
Plus: Goodwill impairment		—	73,041	—
Plus: Other intangibles amortization and impairment		831	1,187	123
Less: Income tax expense attributable to other intangibles amortization and impairment		199	530	42
Adjusted net income available to common stockholders	(g)	$66,806	$171,351	$41,512

Average balances:
Total equity		$2,580,920	$2,591,012	$2,452,886
Less: Non-controlling interest in subsidiaries		23,191	20,399	21,131
Total TCF Financial Corporation stockholders' equity		2,557,729	2,570,613	2,431,755
Less: Preferred stock		200,404	265,821	263,240
Average total common stockholders' equity	(h)	2,357,325	2,304,792	2,168,515
Less:
Goodwill, net		154,757	197,734	225,640
Other intangibles, net		23,274	21,901	1,675
Average tangible common equity	(i)	$2,179,294	$2,085,157	$1,941,200

Return on average common equity(2)	(f) / (h)	11.23%	16.95%	7.64%
Return on average tangible common equity(2)	(g) / (i)	12.26%	32.87%	8.55%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

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